                                                                    EXHIBIT 10.1
                               COMPENSATION PLAN
                               -----------------


                             Name:  RICHARD H. WOHL

                        Effective Date:  January 1, 1996

                     Effective Period:   Calendar Year 1996


 . Title:  Senior Vice President, General Counsel and Secretary

  Description of Key Individual and Department/Business Unit Goals:  See

  Schedule A.
  ----------



 . Base Salary:  $200,000 per annum.

 . Production/Profitability Bonus:

     *Maximum Amount:  $60,000 Minimum Amount:  $0

     *Criteria:  See Schedule B.
                     ----------


 . Discretionary Bonus:

     *Maximum Amount:  $175,000 Minimum Amount:  $0

     *Criteria:  See Schedule C.
                     ----------

 . Regular Benefits: Standard Countrywide Asset Management Corp. ("CAMC") dental, medical and insurance plans. Eligible for participation in CAMC 401(k) plan on the first day of the calendar quarter following completion of one year of service.

 . Additional Benefits: Standard Countrywide senior executive benefits (deferred compensation plan, etc.)

 . Vacation:  Three (3) weeks per year.

This Compensation Plan is intended to outline the general terms of the base salary, bonus and benefits that will apply to your position during the period specified above. This Compensation Plan shall not be construed as a contract of employment and may be amended or revised at any time by the Chief Operating Officer of CAMC.

Please note that an employee's employment and compensation can be terminated at any time, with or without cause and with or without notice, at the option of either CAMC or the employee, and the "at-will" nature of such employment cannot be changed by any verbal representation or assurance, by implication, or based upon longevity of service or any other factor. In order to be eligible for any bonus contemplated by this Compensation Plan, whether related to production, profitability, performance or otherwise, you must be employed by CAMC on the date of distribution of such bonus.

This Compensation Plan is the sole, entire and complete document relating in any way to the subject matter hereof, and expressly supersedes any prior or contemporaneous agreements or representations, whether oral or written.


/s/ Michael W. Perry                   By: /s/ Richard H. Wohl
- -------------------------------            ------------------------------
Michael W. Perry                           Name: Richard H. Wohl
Executive Vice President and               Title: Senior Vice President, General
Chief Operating Officer                           Counsel and Secretary

                              Date:  May 17, 1996

                                  SCHEDULE B
                                  ----------
                       (Production/Profitability Bonus)

1996 Earnings per Share (fully diluted)
for CWM Mortgage Holdings, Inc.                    Profitability Bonus Amount
- ---------------------------------------            --------------------------
        $1.20 or less                                                   $0
        $1.21 to $1.30                                  $20,000 to $29,999
        $1.31 to $1.40                                  $30,000 to $39,999
        $1.41 to $1.50                                  $40,000 to $49,999
        $1.51 to $1.60                                  $50,000 to $59,999
        $1.61 or more                                              $60,000

Earnings per share for CWM Mortgage Holdings, Inc. shall be determined on the basis of the annual audit conducted by CWM's independent accountants.

If earnings per share for CWM Mortgage Holdings, Inc. fall between any two threshold amounts set forth above, the Profitability Bonus Amount payable shall be interpolated by the corresponding percentage.

                                  SCHEDULE C
                                  ----------
                             (Discretionary Bonus)



1. Potential Discretionary Bonus Amount for Legal Affairs and Contract
   -------------------------------------------------------------------
   Administration:  From $0 up to $125,000, based on your manager's evaluation
   --------------
   of your performance.

2.  Potential Discretionary Bonus Amount for Product Development and Compliance:
    ---------------------------------------------------------------------------

                                       Maximum Potential                Performance Percentage:
       Goal/Objective              Discretionary Bonus Amount      Excellent/Good/Satisfactory/Poor
       --------------              --------------------------      --------------------------------
   a.  Pursue and complete                 $ 5,000                       100% / 75% / 50% / 0%
       development of current new
       products (Merrill 100, Nest
       Egg, etc.)
   b.  Hire experienced product            $10,000                       100% / 75% / 50% / 0%
       development and compliance
       officers, create functional
       and efficient departments
       and carefully manage costs
   c.  Develop at least five new or        $20,000                       100% / 80% / 60% / 40% / 20% / 0%
       enhanced products
   d.  Develop and implement federal       $10,000                       100% / 75% / 50% / 0%
       compliance plan for all
       mortgage banking entities
   e.  Develop federal compliance plan     $ 5,000                       100% / 75% / 50% / 0%
       for commercial lending entities
                                           -------
   Total:                                  $50,000

   The Potential Discretionary Bonus Amount for Product Development and Compliance shall be calculated by (1) multiplying (x) the Performance Percentage for each Goal/Objective times (y) the Maximum Potential Discretionary Bonus Amount for such Goal/Objective, and (2) adding all sums determined pursuant to the preceding clause (1) for each Goal/Objective. The Maximum Potential Discretionary Bonus Amount for Product Development and Compliance shall be $50,000.

3. Bonus Discount Factor for Company Earnings:
   ------------------------------------------

   1996 Earnings per Share (fully diluted)
   for CWM Mortgage Holdings, Inc.                   Discretionary Bonus Amount
   -------------------------------                   --------------------------
      less than    $1.00                                          0%
      $1.00 to     $1.24                                         50%
      $1.25 to     $1.34                                         75%
      greater than $1.35                                        100%

   Earnings per share for CWM Mortgage Holdings, Inc. shall be determined on the basis of the annual audit conducted by CWM's independent accountants.

   If earnings per share for CWM Mortgage Holdings, Inc. fall between any two threshold amounts set forth above, the Bonus Discount Factor shall not be interpolated by the corresponding percentage.

4. Actual Discretionary Bonus Amount.
   ---------------------------------
   The Actual Discretionary Bonus Amount shall be calculated by multiplying (x) the sum of the Potential Discretionary Bonus Amounts in Part 1 and Part 2 above (from $0 up to $175,000) times (y) the Bonus Discount Factor determined pursuant to Part 2 above.

   Example: $125,000 (Potential Discretionary Bonus Amount) x 50% ($1.20 per ------- share earnings for 1996) = $67,500 (Actual Discretionary Bonus
            Amount).

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